UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
November 28, 2011
Date of Report (Date of earliest event reported)

__________________________________________

SCHWEITZER-MAUDUIT INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	62-1612879
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

100 North Point Center East, Suite 600 Alpharetta, Georgia	30022
(Address of principal executive offices)	(Zip code)

1-800-514-0186
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act. (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act. (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act. (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act. (17 CFR 240.13c-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Principal Officers

Effective immediately, Peter J. Thompson is resigning from the position of Executive Vice President - Finance and Strategic Planning to pursue other opportunities.

A recruiting process has been initiated to permanently replace Mr. Thompson. In the interim, Mark A. Spears, Corporate Controller, age 49, is appointed interim Chief Financial Officer and Treasurer pending completion of the recruiting process. Mr. Spears has served as our Corporate Controller since March 2008. Mr. Spears joined the Company in 1995 as Corporate Reporting Manager and subsequently served in progressive roles in the Controller department including Director of Corporate Reporting and Assistant Controller. Prior to joining SWM, Mr. Spears was an audit manager with Coopers and Lybrand LLP (now PricewaterhouseCoopers) from 1984 to 1995.

Mr. Spears compensation will consist of a base salary of $202,000 per year plus a target annual incentive cash bonus of 35 percent of base salary and a long-term incentive bonus targeted at 35 percent of base salary, which is payable in the Company's restricted stock.  Mr. Spears does not have an employment contract with the Company. He will receive health and welfare and other benefits on the same terms made available to all salaried employees.

The November 28, 2011 press release announcing the change is attached hereto as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release, dated November 28, 2011, of Schweitzer-Mauduit International, Inc., announcing senior management changes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Schweitzer-Mauduit International, Inc.

By:/s/ Mark A. Spears
Mark A. Spears
Chief Financial Officer & Treasurer

Dated: November 28, 2011

SCHWEITZER-MAUDUIT INTERNATIONAL, INC.
Current Report on Form 8-K
Dated November 28, 2011

INDEX TO EXHIBITS

Exhibit No.                    Description
_________    _____________________________________________________________________

99.1	Press Release, dated November 28, 2011, of Schweitzer-Mauduit International, Inc., announcing senior management changes.

Dated: November 28, 2011